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                                                             EXHIBIT 1.A.(10)(e)

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                                                                    Variable Life Insurance Service Center
                                                                    P.O. Box 9025
                                                                    Springfield, MA 01102-9025

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                                                    APPLICATION FOR REINSTATEMENT

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This is an application to Merrill Lynch Life Insurance Company, a life insurance company domiciled in Little Rock, Arkansas for the reinstatement of life insurance contract number __________________________ on the life of ___________________________________, the
Former Insured.
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
TERMS FOR                 Except as stated below, the Former Insured:
REINSTATEMENT             1.      Is presently employed as a(n): ________________________
                          2.      Is in good health.
                          3.      Is free from all disease and deformities.
                          4.      Has not, within the past 24 months, consulted any physician or practitioner, been a patient in any hospital, institution, sanitorium or suffered any illness or bodily injury.
                          5.      Has not applied for, or requested reinstatement of health or life insurance since the above policy was issued which has been declined or is now pending.

                                  If there are any exceptions to the above, please provide details on the lines below:
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AUTHORIZATION             To help determine my insurability, I authorize:
                          -       Any physician, hospital, other medical practitioner or facility, insurance company or the Medical Information Bureau to release to Merrill Lynch and its reinsurers information about my health or the health of any of my minor children who are to be insured.
                          -       Any employer, business associate, financial institution, consumer reporting agency or government unit to release to Merrill Lynch and its reinsurers any information about my occupation, avocation, finances, driving record, character and reputation or that of my minor children who are to be insured.
                          -       Merrill Lynch to obtain investigative consumer reports, if appropriate.
                          -       Merrill Lynch to report information about my insurability or that of any of my minor children to its reinsurers and to the Medical Information Bureau.

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
REINSTATEMENT SIGNATURES                                                    AUTHORIZATION:

I hereby apply for reinstatement of the above contract and agree that the   I understand that I have the right to learn the content
above statements are true to the best of my knowledge and belief.           and receive a copy of any information obtained by
                                                                            Merrill Lynch pursuant to this authorization and that
                                                                            a copy of this authorization is as valid as the
                                                                            original.  I  acknowledge receipt of the Fair Credit
-------------------------------------------------------------------------   Reporting Act and Medical Information Bureau Notices
Signature of Former Insured                                         Date    (located on the reverse side of this form) and that
                                                                            this authorization is valid for 2 1/2 years from the
-------------------------------------------------------------------------   date this form is signed.
Signature of Former Insured                                         Date
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(If other than the Former Insured.  If jointly owned, both owners must      Former Insured                                   Date
sign.)
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                                                                            Applicant/Owner                                  Date
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MERRILL LYNCH LIFE INSURANCE COMPANY

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NOTICES TO THE PROPOSED INSURED
Leave this form with client.

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
MEDICAL INFORMATION       Information on your insurability will be treated as confidential.  However, we may make a brief
BUREAU NOTICE             report on our conclusions to the Medical Information Bureau, a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members.  If you apply to another Bureau member company for life or health insurance coverage, or submit a claim for benefits to such company, that company may request the Bureau to provide information in your file.  If you ask, the Bureau will provide your physician with any information it has on you. If you believe the information is inaccurate, you may contact the
                          Bureau and seek a correction in accordance with procedures similar to those set forth in the
                          Federal Fair Credit Reporting Act.  The address of the Bureau's information office is Post
                          Office Box 105, Essex Station, Boston, MA 02112.  The telephone number is (617) 426-3660.

                          We may also release information in our files to our reinsurers and to other life insurance companies to whom you may apply for life or health insurance or to whom you may submit a claim.

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FAIR CREDIT REPORTING     In connection with our underwriting of this application, we may conduct an investigative
ACT                       consumer report on the proposed insured.  This report, if requested, will contain information on your character, general reputation, personal characteristics, and mode of living.  This information may be obtained through personal interviews with you, your neighbors, friends and acquaintances, or through telephone interviews with you or a member of your household.  You may ask to be interviewed in connection with this report.

                          Any information obtained in this report would be for business purposes only.  No information will be revealed to any person contacted for the purpose of completing the report.  You may request and receive a copy of this investigative consumer report.  If you would like additional information on the nature and extent of the investigation, we will be pleased to provide it to you.  Send your written request to Merrill Lynch's Variable Life Service Center, P.O. Box 9025,
                          Springfield, MA 01102-9025.

                          Please be sure to include your full name, date of birth and any applicable policy numbers.

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AUTHORIZATION BY          In signing the application, you've authorized the following to help determine insurability:
PROPOSED INSURED          -  any physician, hospital, other medical practitioner or facility, insurance company and the Medical
                             Information Bureau (see Notice above) to release to Merrill Lynch and its reinsurers information about your health or the health of any of your minor children who are to be insured;
                          -  any employer, business associate, financial institution, consumer reporting agency, government unit, and the Medical Information Bureau (see Notice above) to release to Merrill Lynch and its reinsurers information about your occupation, avocation, finances, driving record, character and reputation or that of your minor children who are to be insured;
                          -  Merrill Lynch to obtain investigative consumer reports, if appropriate; and
                          -  Merrill Lynch to report information about the insurability of you or any of your minor children to its reinsurers and to the Medical Information Bureau, as described in the statement of Merrill Lynch's underwriting procedures (see Notice above).
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                 You understand that you have the right to learn the content and receive a copy of any such report. You agree that a
                 photographic copy of the authorization is as valid as the
                 original.  You acknowledge receipt of the Fair Credit
                 Reporting Act and Medical Information Bureau Notices.  You
                 agree the authorization is valid for two and one-half years from the date the application was signed.

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